Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-89145, 333-30578, 333-14037, 333-71442, 333-49806, 333-67825, 333-35527, 333-104129, 333-110422, 333-120183, 33-82894, 333-130675, and 333-136974 on Form S-8; No. 333-66934 on Form S-4; and Nos. 333-141393 and 333-112493 on Form S-3 of BE Aerospace, Inc. of our reports dated February 15, 2008, relating to the consolidated financial statements and financial statement schedule of BE Aerospace, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes) in 2007 and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of BE Aerospace, Inc. for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP
Costa Mesa, California
February 15, 2008